UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

ViewRay, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Thermo Fisher Way Oakwood Village, Ohio		44146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On February 9, 2021, D. Keith Grossman advised the Board of Directors (the “Board”) of ViewRay, Inc. (the “Company”) of his resignation from the Board, effective immediately.  Mr. Grossman’s resignation from the Board did not result from a disagreement with the Company or any of its officers or other directors on any matters relating to the operations, policies or practices of the Company.

Appointment of Director

On February 9, 2021, to fill the vacancy created by Mr. Grossman’s resignation, the Board appointed Phillip M. Spencer to the Board, effective immediately. Mr. Spencer will serve as a Class I director with an initial term expiring at the Company’s 2022 Annual Meeting of Shareholders. Additionally, Mr. Spencer has been appointed to serve on the Compensation Committee of the Board.

Mr. Spencer has over 20 years of leadership experience in the cable and technology industries.  He has served as President and CEO as well as a member of the board of directors of MBI (Mega-Broadband Investments), a private cable and communications company, since 2018. Mr. Spencer serves as a member of the board of directors of Halftime Institute, a leadership organization, since October 2020.  He served as a member of the board of directors of the Truman Medical Foundation, a non-profit medical provider that serves as the public health system for residents of Jackson County and Kansas City, Missouri, from August 2015 to August 2018.  Mr. Spencer served as the CEO and a member of the board of directors for Rural Broadband Investments LLC, a rural cable provider, from October 2012 until its acquisition in May 2017.  He holds a B.S. from Marquette University.  We believe Mr. Spencer is qualified to serve on our board of directors based on his extensive technical experience and operational leadership expertise.

There is no arrangement or understanding between Mr. Spencer and any other person pursuant to which he was appointed as a director of the Company. Additionally, there is no transaction between Mr. Spencer and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Spencer is independent under the listing standards of the NASDAQ Global Market.

As a non-employee director, Mr. Spencer will receive the compensation paid to all non-employee directors of the Company.

Item 8.01 Other Events.

On February 11, 2020, the Company issued a press release entitled “ViewRay Announces Appointment of Phillip M. Spencer to its Board of Directors.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNumber	Description
99.1	Press Release dated February 11, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: February 11, 2021	By:	/s/ Robert S. McCormack
Robert S. McCormack
Senior Vice President, General Counsel and Corporate Secretary